                                                                  EXHIBIT (d)(5)

   THE OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON             , 1997*

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

                            SUBSCRIPTION CERTIFICATE

Dear Shareholder:

   You are entitled to exercise the Rights issued to you as of      , 1997, the
Record Date for the Fund's rights offering, to subscribe for the number of Shares of Common Stock of Prospect Street High Income Portfolio Inc. shown on this Subscription Certificate pursuant to the Primary Subscription upon the
terms and conditions specified in the Fund's Prospectus dated       , 1997 (the
"Prospectus"). The terms and conditions of the rights offering (the "Offer") set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. In accordance with the Over-Subscription Privilege, as a Record Date Shareholder, you are also entitled to subscribe for additional Shares if Shares remaining after exercise of Rights pursuant to the Primary Subscription are available and if you have fully exercised all Rights issued to you. If sufficient Shares remain after completion of the Primary Subscription, all over-subscriptions will be honored in full. If sufficient Shares are not available after completion of the Primary Subscription to honor all over-subscriptions, the Fund may, at the discretion of the Board of Directors, issue shares of Common Stock up to an additional 25% of the Shares available pursuant to the Offer (up to an
additional     Shares) in order to cover such over-subscription requests. To the extent the Fund determines not to issue additional Shares to honor all over-subscriptions or if the aggregate number of Shares requested pursuant to the Over-Subscription Privilege exceeds the number of additional Shares, the available Shares will be allocated among those who over-subscribe based on the number of Rights originally issued to them by the Fund, so that the number of Shares issued to shareholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the number of Shares owned by them on the Record Date. The Fund will not offer or sell any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.
                               SAMPLE CALCULATION
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                      FULL PRIMARY SUBSCRIPTION ENTITLEMENT

                          (one Share for each     Rights)

   No. of shares owned
   on the Record Date                     /   =                    new Shares
                      -----------------    ---    ----------------
                       (equals no. of    (ignore
                       Rights issued)   fractions)
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                               SUBSCRIPTION PRICE
   The Subscription Price will be     % of the lower of (i) the average of the
last reported sales price on the Exchange on the expiration date of the Offer (the "Pricing Date") and on the four preceding business days, and (ii) the net asset value per share on the Pricing Date.

                          METHOD OF EXERCISE OF RIGHTS
   IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT TOGETHER WITH PAYMENT AT THE ESTIMATED SUBSCRIPTION PRICE FOR THE SHARES, OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, IN EITHER CASE TO THE SUBSCRIPTION AGENT, STATE STREET BANK AND TRUST COMPANY, BEFORE 5:00 P.M., NEW YORK CITY
TIME, ON       , 1997* (THE "EXPIRATION DATE").

BY FIRST CLASS MAIL OR          BY EXPRESS MAIL OR OVERNIGHT    BY HAND:
EXPRESS MAIL:                   COURIER:                        State Street Bank and Trust Company
State Street Bank and Trust     State Street Bank and Trust     Corporate Reorganization
Company                         Company                         225 Franklin Street -- Concourse Level
Corporate Reorganization        Corporate Reorganization        Boston, Massachusetts 02110
P.O. Box 9061                   Two Heritage Drive              U.S.A.
Boston, Massachusetts           North Quincy, Massachusetts
02205-8686                      02171                           or
U.S.A.                          U.S.A.
                                                                Bank of Boston
                                                                c/o Boston EquiServe
                                                                Corporate Reorganization
                                                                55 Broadway -- 3rd Floor
                                                                New York, New York 10006
                                                                U.S.A.

DELIVERY TO AN ADDRESS OTHER THAN ONE OF THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE PER SHARE FOR ALL SHARES SUBSCRIBED FOR PURSUANT TO BOTH THE PRIMARY SUBSCRIPTION AND OVER-SUBSCRIPTION PRIVILEGE MUST ACCOMPANY THIS SUBSCRIPTION CERTIFICATE AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES PAYABLE TO PROSPECT STREET HIGH INCOME PORTFOLIO INC. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER. ALTERNATIVELY, IF A NOTICE OF GUARANTEED DELIVERY IS USED, A PROPERLY COMPLETED AND EXECUTED SUBSCRIPTION CERTIFICATE, AND FULL PAYMENT, AS DESCRIBED IN SUCH NOTICE, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT NO LATER THAN THE CLOSE OF BUSINESS ON THE THIRD BUSINESS DAY AFTER THE EXPIRATION DATE. FOR ADDITIONAL INFORMATION, SEE THE PROSPECTUS.

Certificates for the Shares acquired on Primary Subscription will be mailed promptly after the expiration of the Offer and full payment for the shares subscribed for has been received and cleared. Certificates representing Shares acquired pursuant to the Over-Subscription Privilege will be mailed as soon as practicable after full payment has been received and cleared and all allocations have been effected. Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as possible.

                     THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

----------
* Unless the Offer is extended.

   Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, Corporate Investor Communications, Inc., toll- free at (800) 958-6468.

Account #:                    Control #:
                              Number of Primary Subscription Rights:
                              Number of Shares Entitled in Primary Subscription:

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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SECTION 1: DETAILS OF SUBSCRIPTION
 IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:
   A: I apply for ALL of my entitlement
      of new Shares pursuant to the
      Primary Subscription.                                 x $  +    = $
                                         -------------------   ------    -------
                                         (no. of new Shares)

   B: I apply for new Shares pursuant
      to the Over-Subscription
      Privilege*                                            x $  +    = $
                                  ------------------------     ------   -------
                                 (no. of additional Shares)

                                             AMOUNT ENCLOSED $

 * You can only over-subscribe if you have fully exercised your Primary Subscription Rights.
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IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:
   C:  I apply for                    x $  +    = $
                   -----------------     -----     ---------------
                  (no. of new Shares)             (AMOUNT ENCLOSED)
--------------------------------------------------------------------------------


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 SECTION 2: TO SUBSCRIBE

 I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above as a total of A and B, on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay any additional amount to the Fund if the Subscription Price as determined on the Pricing Date is in excess of the $ Estimated Subscription Price per Share.

 I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth for in the Prospectus.

 Signature of subscriber(s)
                           -----------------------------------------------------

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 Telephone number (including area code) (  )
                                            ------------------------------------

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 If you wish to have your shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed by a member of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.

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      SECTION 3: DESIGNATION OF BROKER-DEALER

 The following broker-dealer is hereby designated as having been instrumental in the exercise of the Rights hereby exercised:

 FIRM:
      ----------------------------------------------------
 REPRESENTATIVE NAME:
                     -------------------------------------
 REPRESENTATIVE NUMBER:
                       -----------------------------------
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+ NOTE: $   PER SHARE IS AN ESTIMATED PRICE ONLY. THE SUBSCRIPTION PRICE WILL BE
  DETERMINED ON    , 1997, THE PRICING DATE (WHICH IS THE SAME AS THE EXPIRATION
  DATE UNLESS EXTENDED), AND COULD BE HIGHER OR LOWER DEPENDING ON THE CHANGES
  IN THE NET ASSET VALUE AND SHARE PRICE OF THE COMMON STOCK.